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                                                                Exhibit 11.a


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement of Municipal Fund for New York Investors, Inc. ("the Fund") on Form N-1A (File No. 2-82278) of our report dated August 28, 1998 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP



2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 24, 1998